                                                                    EXHIBIT 23.2

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of Harris Interactive Inc.

Our audits of the consolidated financial statements referred to in our report dated July 29, 2002 appearing in the 2002 Annual Report on Form 10-K, also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.





/S/ PRICEWATERHOUSECOOPERS LLP

Rochester, New York
July 29, 2002